Exhibit 99.1

Hollywood Media Corp. Reports 2009 Second Quarter Results

BOCA RATON, Fla., July 29, 2009 – Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of online ticketing services, today reported financial results for the second quarter ended June 30, 2009.  Results for the 2008 second quarter reflect the divestment of the Company’s Hollywood.com business in August 2008, which has been accounted for as discontinued operations.

Highlights:

•	Income from operations for the Company as a whole of $260,703, despite lower net revenues;
•	75% year-over-year increase in Broadway Ticketing EBITDA*; and
•	Year-over-year reduction of 28% in SG&A and payroll and benefits expenses; total year-over-year operating cost and expense reduction of 19%.

For the 2009 second quarter, Hollywood Media reported net revenues of $30.3 million, primarily attributable to Broadway Ticketing revenues.  This compares to net revenues of $35.5 million in the second quarter of last year.  The year-over-year decline in net revenues primarily reflects lower group sales as a result of the economy as well as lower ancillary sales for hotels and other tourism-related services.    Advertising sales from Broadway shows, which are not recorded as revenues but rather as a reduction to cost of revenues-ticketing, increased by more than $0.3 million, or 206%, in the second quarter 2009 period versus the prior year.

Net loss for the 2009 second quarter was $4.8 million, or $0.16 per share, which includes a $5.0 million non-cash impairment charge related to the Ad Sales segment. This compares to a 2008 second quarter net loss of $0.7 million, or $0.02 per share, which included a loss from discontinued operations of $0.7 million and a $1.3 million cash dividend related to the Company’s 26.2 percent equity interest in MovieTickets.com. There was no dividend in second quarter 2009.  EBITDA loss in the 2009 second quarter for the Company as a whole was $4.4 million, which includes the $5.0 million impairment charge mentioned above.  This compares to EBITDA (Modified)* of $0.3 million in the second quarter of 2008, which included the $1.3 million cash dividend mentioned above.

Mitchell Rubenstein, CEO of Hollywood Media, commented, “We drove significant improvement in profitability from operations in the second quarter, highlighted by income from operations for the Company as a whole and a 75% increase in Broadway Ticketing EBITDA versus the prior year.   The results reflect significant decreases in operating expenses coupled with increases in gross margin percentage and ad sales on Broadway.com.”

Exhibit 99.1

Cash and cash equivalents was $8.4 million as of June 30, 2009, compared to $10.8 million as of March 31, 2009.  The change reflects $1.3 million in purchases of Broadway ticketing inventory, capital expenditures of $0.4 million in connection with a redesign of the Broadway.com site and payment of $0.3 million in audit fees that had been accrued in the 2008 fourth quarter. The Company also has approximately $1.2 million in its restricted cash balance, which was transferred by the Company during the first quarter of 2009 to secure a bond for future Broadway ticketing purchases.

Teleconference Information

Management will host a teleconference to discuss the Company’s 2009 second quarter financial results. The conference call is scheduled for Wednesday, July 29, 2009 at 8:30 a.m. Eastern Time.  To access the teleconference, please dial 877-407-8293 (U.S.) or 201-689-8349 (international) approximately 10 minutes prior to the start of the call.  The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s website, http://www.hollywoodmedia.com/conference_calls.htm.

If you are unable to listen to the live teleconference, a replay will be available through August 7, 2009, and can be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international).  Callers will be prompted for replay account number 342# followed by conference ID number 328715#.   An archived version of the webcast will also be available on the investor relations section of Hollywood Media’s website at http://www.hollywoodmedia.com.

About Hollywood Media Corp.
Hollywood Media is comprised primarily of Internet businesses focused on online ticketing, which include Broadway.com and Hollywood Media’s minority interest in MovieTickets.com. Hollywood Media also owns the UK-based CinemasOnline and its Intellectual Property division.

*Note on EBITDA
EBITDA and EBITDA (Modified) are non-GAAP financial measures.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA (Modified) is defined as net income from continuing operations before interest, taxes, depreciation and amortization on continuing operations. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, if any; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally. Hollywood Media has provided a reconciliation of net income to EBITDA (Modified) in the attached tables.

Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth, our ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other online ticketing services and other competitors, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2008. Such forward-looking statements speak only as of the date on which they are made.

Exhibit 99.1

Attached are the following financial tables:

CONDENSED CONSOLIDATED BALANCE SHEETS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION

Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@hollywoodmedia.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,394,861	$12,685,946
Receivables, net	1,571,901	1,433,797
Inventories held for sale	5,856,495	4,491,841
Deferred ticket costs	8,382,431	12,085,237
Prepaid expenses	1,583,512	1,418,563
Other receivables	1,169,803	1,431,216
Other current assets	20,483	99,945
Related party receivable	38,020	-
Restricted cash	1,303,220	2,600,000
Total current assets	28,320,726	36,246,545

PROPERTY AND EQUIPMENT, net	5,003,862	4,649,202
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	131,431	132,800
INTANGIBLE ASSETS, net	525,601	682,896
GOODWILL	20,154,292	25,154,292
OTHER ASSETS	34,548	73,126
TOTAL ASSETS	$54,170,460	$66,938,861

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,500,553	$1,329,949
Accrued expenses and other	2,702,751	3,708,652
Deferred revenue	11,370,876	15,196,455
Gift certificate liability	3,004,196	3,434,359
Customer deposits	615,801	831,838
Current portion of capital lease obligations	155,863	203,579
Current portion of notes payable	49,230	43,147
Related party payable	82,220	2,622,438
Total current liabilities	19,481,490	27,370,417

DEFERRED REVENUE	369,409	401,309
CAPITAL LEASE OBLIGATIONS, less current portion	118,648	203,901
OTHER DEFERRED LIABILITY	1,135,465	1,168,096
NOTES PAYABLE, less current portion	16,752	36,258

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; 31,037,656 and 30,883,913 shares issued and outstanding at June 30, 2009 and
December 31, 2008, respectively	310,376	308,839
Additional paid-in capital	309,298,158	309,100,760
Accumulated deficit	(276,582,000)	(271,695,431)
Total Hollywood Media Corp shareholders' equity	33,026,534	37,714,168
Noncontrolling interest	22,162	44,712
Total shareholders' equity	33,048,696	37,758,880
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$54,170,460	$66,938,861

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	SIX MONTHS ENDED JUNE 30,		THREE MONTHS ENDED JUNE 30,
	2009	2008	2009	2008

NET REVENUES
Ticketing	$49,381,447	$59,062,595	$29,138,882	$33,764,778
Other	2,184,705	3,454,389	1,113,373	1,778,536
	51,566,152	62,516,984	30,252,255	35,543,314

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	41,152,654	49,782,868	24,118,554	28,762,843
Editorial, production, development and technology	1,236,913	1,901,363	594,923	925,053
Selling, general and administrative	5,117,994	6,954,601	2,437,983	3,300,539
Payroll and benefits	5,038,874	6,773,953	2,452,198	3,509,594
Depreciation and amortization	794,968	985,266	387,894	457,775

Total operating costs and expenses	53,341,403	66,398,051	29,991,552	36,955,804

Income (loss) from operations	(1,775,251)	(3,881,067)	260,703	(1,412,490)

EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES
Equity in earnings (losses) of unconsolidated investees	1,912,833	1,317,513	(810)	1,314,074
Impairment loss of unconsolidated investee	(5,000,000)	-	(5,000,000)	-

Total equity in earnings (losses) of unconsolidated investees	(3,087,167)	1,317,513	(5,000,810)	1,314,074

OTHER INCOME (EXPENSE)
Interest, net	15,122	300,333	3,670	122,199
Other, net	(40,214)	(33,582)	(56,053)	(41,283)

Loss from continuing operations	(4,887,510)	(2,296,803)	(4,792,490)	(17,500)

Loss from discontinued operations	-	(1,520,775)	-	(674,802)
Loss from discontinued operations	-	(1,520,775)	-	(674,802)

Net loss	(4,887,510)	(3,817,578)	(4,792,490)	(692,302)

NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTEREST	941	(65,822)	(2,226)	(42,060)

Net loss attributable to Hollywood Media Corp	$(4,886,569)	$(3,883,400)	$(4,794,716)	$(734,362)

Basic and diluted loss per common share
Continuing operations	$(0.16)	$(0.07)	$(0.16)	$(0.00)
Discontinued operations	-	(0.05)	-	(0.02)
Total basic and diluted net loss per share	$(0.16)	$(0.12)	$(0.16)	$(0.02)

Weighted average common and common equivalent shares
outstanding - basic and diluted	30,529,429	31,909,540	30,639,123	31,964,851

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation

For the Six Months Ended June 30, 2009
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)(3)	Properties	Other (2)	Total

Net Revenues	$49,381,447	$1,664,619	$520,086	$-	$51,566,152

Operating Income (Loss)	2,171,013	(158,650)	(1,958)	(3,785,656)	(1,775,251)

Net Income (Loss) from continuing operations	2,131,933	(5,159,639)	(1,891)	(1,856,972)	(4,886,569)

Add back (Income) Expense:

Interest, net	(7,393)	3,563	(495)	(10,797)	(15,122)
Taxes	-	(40,966)	-	1,500	(39,466)
Depreciation and Amortization	414,194	182,146	150	198,478	794,968

EBITDA Income (Loss) from continuing operations	$2,538,734	$(5,014,896)	$(2,236)	$(1,667,791)	$(4,146,189)

For the Six Months Ended June 30, 2008
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$59,062,595	$2,712,349	$742,040	$-	$62,516,984

Operating Income (Loss)	1,479,861	(230,571)	143,221	(5,273,578)	(3,881,067)

Net Income (Loss) from continuing operations	1,525,678	(201,321)	76,743	(3,763,725)	(2,362,625)

Add back (Income) Expense:

Interest, net	(55,521)	7,976	(2,154)	(250,634)	(300,333)
Taxes	-	(19,607)	-	52,000	32,393
Depreciation and Amortization	459,520	311,657	-	214,089	985,266

EBITDA Income (Loss) from continuing operations	$1,929,677	$98,705	$74,589	$(3,748,270)	$(1,645,299)

For the Three Months Ended June 30, 2009
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)(3)	Properties	Other (2)	Total

Net Revenues	$29,138,882	$849,261	$264,112	$-	$30,252,255

Operating Income (Loss)	2,053,088	(45,215)	4,597	(1,751,767)	260,703

Net Income (Loss) from continuing operations	2,011,230	(5,059,158)	1,699	(1,748,487)	(4,794,716)

Add back (Income) Expense:

Interest	(2,968)	1,849	(138)	(2,413)	(3,670)
Taxes	-	(6,846)	-	-	(6,846)
Depreciation and Amortization	198,934	91,164	75	97,721	387,894

EBITDA Income (Loss) from continuing operations	$2,207,196	$(4,972,991)	$1,636	$(1,653,179)	$(4,417,338)

For the Three Months Ended June 30, 2008
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$33,764,778	$1,369,629	$408,907	$-	$35,543,314

Operating Income (Loss)	1,079,490	(43,742)	86,288	(2,534,526)	(1,412,490)

Net Income (Loss) from continuing operations	1,086,357	(47,163)	47,967	(1,146,721)	(59,560)

Add back (Income) Expense:

Interest	(22,262)	2,334	(765)	(101,506)	(122,199)
Taxes	-	(7,207)	-	25,000	17,793
Depreciation and Amortization	195,438	156,743	-	105,594	457,775

EBITDA Income (Loss) from continuing operations	$1,259,533	$104,707	$47,202	$(1,117,633)	$293,809

(1)  The Ad Sales segment includes other advertising sales by CinemasOnline.
(2)  The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as legal fees, audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.
(3)  The Ad Sales segment includes a $5.0 million non-cash impairment loss to MovieTickets.com.